Exhibit 24.1

POWER OF ATTORNEY

OFFICERS AND DIRECTORS OF

ADVANCED DRAINAGE SYSTEMS, INC.

Each of the undersigned officers and/or directors of Advanced Drainage Systems, Inc., a Delaware corporation, hereby constitutes and appoints Joseph A. Chlapaty and Scott A. Cottrill, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign for the undersigned in any and all capacities the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017 under the Securities Exchange Act of 1934, as amended, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report on Form 10-K shall comply with the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this instrument has been duly executed as of the 24th day of May, 2017.

	Signature	Title

	/s/ Joseph A. Chlapaty	Chairman of the Board of Directors, Director, President and Chief Executive Officer
Joseph A. Chlapaty

	/s/ Scott A. Cottrill	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Scott A. Cottrill

	/s/ Tim A. Makowski	Vice President, Controller and Chief Accounting Officer
Tim A. Makowski

	/s/ Robert M. Eversole	Director
Robert M. Eversole

	/s/ Alexander R. Fischer	Director
Alexander R. Fischer

	/s/ Tanya Fratto	Director
Tanya Fratto

	/s/ M.A. (Mark) Haney	Director
M.A. (Mark) Haney

	/s/ C. Robert Kidder	Director
C. Robert Kidder

	/s/ Richard A. Rosenthal	Director
Richard A. Rosenthal

	/s/ Carl A. Nelson, Jr.	Director
Carl A. Nelson, Jr.

	/s/ Abigail S. Wexner	Director
Abigail S. Wexner
By:	/s/ Scott A. Cottrill
Scott A. Cottrill, Attorney-in-fact